Exhibit 99.1

Contact: Jim Mathias E: ir@exelatech.com W: investors.exelatech.com T: +1 972-821-5808 Exela Technologies, Inc. Reports Second Quarter 2018 Results; Revenue of $410.4 million an increase of 17.3% over Q2 2017 on a pro forma basis; Net Loss of $25.2 million; EBITDA of $51.3 million, an increase of 23.8% over Q2 2017 on a pro forma basis; Reaffirms 2018 and long-term guidance Second Quarter 2018 Highlights: Revenue of $410.4 million, representing 17.3% growth over Q2 2017 on a pro forma basis Net loss of $25.2 million, a year-over-year improvement from a pro forma net loss of $27.9 million EBITDA of $51.3 million, representing 23.8% growth over Q2 2017 on a pro forma basis Adjusted EBITDA of $70.1 million, representing 9.0% growth over Q2 2017 on a pro forma basis Achieved $15.8 million of savings during the second quarter of 2018 and reiterates total anticipated savings of $40 million to $45 million during 2018 Operating income of $11.9 million, representing 19.3% growth over Q2 2017 on a pro forma basis Previously announced share buyback program remains in effect and total shares of common stock purchased to-date totaled 1,043,497 Reaffirms 2018 and long-term guidance Irving, TX– August 9, 2018 – Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), one of the largest global providers of platforms for Business Process Automation (“BPA”), announced today its financial results for the second quarter ended June 30, 2018. “I am pleased to report second quarter revenue grew 17.3% and EBITDA grew 23.8% on a pro forma basis. We saw growth across customers and geographies, and increasing demand for our services. With approximately 200 customers generating annual revenue over $1 million, backed by strong quarterly results and a large contracted backlog, we are reaffirming our outlook for the full-year 2018,” said Ronald Cogburn, Chief Executive Officer of Exela. Financial information contained in this press release, unless otherwise stated, is presented pro forma for the business combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. (“SourceHOV”) and Novitex Holdings, Inc. (“Novitex”), which closed on July 12, 2017 (the “Business Combination”). The primary pro forma adjustment is to include the results of Novitex for the period January 1, 2017 to June 30, 2017. For more information, please refer to the reconciliation of reported to pro forma financial results contained in the Schedules to this press release. Second Quarter Ended June 30, 2018 Financial Highlights (Note: all Q2 2017 numbers, unless otherwise stated, are presented on a pro forma basis.) Revenue: Revenue of $410.4 million, an increase of 17.3% from $350.0 million in the second quarter of 2017, and an increase of 4.4% from $393.2 million in the first quarter of 2018. Please refer to the pro forma revenue reconciliation contained in this press release for the second quarter of 2017. 1

Information and Transaction Processing Solutions (“ITPS”) revenue was $330.1 million, an increase of 22.1% year-over-year, driven primarily by increased volumes and expansion of services within new and existing customers. The acquisition of Asterion International in April 2018 added 7.7% of the growth in ITPS revenue. Healthcare Solutions (“HS”) revenue declined 3.0% to $56.3 million due to lower volumes received from a single customer due to that customer’s loss of a contract; expect to see year-over-year revenue growth within Healthcare Solutions. Legal and Loss Prevention Services (“LLPS”) revenue was $23.9 million, an increase of 10.9%. Results in LLPS are event driven and in-line with expectations. The sale of a small non-core subsidiary during the quarter reduced LLPS growth by 2.5%. An increase from 6 to 8 customers generating over $25 million in annual revenue. Broad revenue base with top 150 customers comprising 66% of revenue. Added 8 contracts generating over $1 million Annual Contract Value (“ACV”). Net Loss: Net Loss for the second quarter of 2018 totaled $25.2 million, an improvement of $2.7 million when compared to a pro forma net loss of $27.9 million in the second quarter of 2017. The improvement in second quarter 2018 net loss was driven by $6.2 million higher operating income along with higher sundry and other income and lower interest expense offset by higher income tax expense of $3.5 million. Adjusted EBITDA: Adjusted EBITDA was $70.1 million, an increase of 9.0% when compared to pro forma Adjusted EBITDA of $64.3 million in the second quarter of 2017. The increase in second quarter 2018 Adjusted EBITDA was primarily driven by revenue growth and the impact of the Company’s cost savings initiatives, partially offset by investments in the Company’s revenue growth initiatives, and higher public company costs. Adjusted EBITDA Margin: Adjusted EBITDA margin was 17.1%, representing a decline of 130 basis points when compared to an Adjusted EBITDA margin of 18.4% in the second quarter of 2017. The decline in Adjusted EBITDA margin was primarily driven by investments in the Company’s revenue growth initiatives, and higher public company costs, offset by revenue growth and the impact of the Company’s cost savings initiatives. Expenditures: Capital Expenditures were 1.9% of Q2 2018 revenue compared to 3.5% in Q2 2017. Common Stock: As of June 30, 2018, total shares outstanding were 158,151,562 which includes 817,993 of treasury stock and 5,586,344 shares for outstanding preferred shares on an as converted basis. Share buyback: During Q2 2018, the Company purchased 768,693 number of shares. The cumulative shares repurchased under the Company’s share buyback program totaled 1,043,497 in the aggregate since the inception of the program. Balance Sheet and Liquidity At June 30, 2018, Exela’s total liquidity was $139.7 million, measured as $60.3(1) million of cash excluding restricted cash, and an undrawn revolving credit facility of $100 million with $20.6 million reserved for letters of credit. Total net debt was $1.343 billion. 2

(1) – Cash, restricted cash and cash equivalents total of $86.9 million less $26.6 million of restricted cash that is subject to legal restrictions as of June 30, 2018. Reaffirms 2018 and long-term guidance 2018 guidance Revenue range $1.55 billion to $1.58 billion, year-over-year growth of 6.5% to 8.5% on a pro forma basis. Adjusted EBITDA range $295 million to $310 million, year-over-year growth of 20% to 26% on a pro forma basis. Further Adjusted EBITDA in the range of $330 million to $355 million. Guidance includes delivering $40 million to $45 million in savings during 2018 with remainder to be achieved beyond 2018. Long-term guidance Revenue growth in the range of 3% to 4% Adjusted EBITDA margin guidance in the range of 22% to 23% Free Cash Flow Margin of 19% to 20% Guidance is based on constant-currency. Note on Outlook: The company has not forecasted net income/(loss) on a forward-looking basis due to the high variability and difficulty in predicting certain items that affect GAAP net income/(loss). Adjusted EBITDA should not be used to predict net income/(loss) as the difference between the two measures is variable. Further Adjusted EBITDA gives effect to historical acquisitions and other cost saving initiatives as if they had been included in the financial information from the beginning of each period presented. Free Cash Flow Margin is defined as Adjusted EBITDA, less capex (assumed at 3% of revenue), divided by revenue. The above guidance is based on second quarter 2018 results. Please refer to attached schedules for reconciliations. Numbers may not total due to rounding. Earnings Conference Call and Audio Webcast Exela will host a conference call to discuss its second quarter 2018 financial results today at 5:00 p.m. EDT. To access this call, dial 800-860-2442 or +412-858-4600 (international). A replay of this conference call will be available through August 16, 2018 at 877-344-7529 or +412-317-0088 (international). The replay passcode is 10121267. A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call. Exela has also posted additional historical financial information regarding SourceHOV and on a combined basis to its investor relations website, (http://investors.exelatech.com). About Exela Exela Technologies, Inc. (“Exela”) is a global business process automation ("BPA") leader combining industry-specific and industry-agnostic enterprise software and solutions with decades of experience. Our BPA suite of solutions are deployed in banking, healthcare, insurance and other industries to support mission critical environments. Exela is a leader in work flow automation, attended and un-attended cognitive automation, digital mail rooms, print communications, and payment processing with deployments across the globe. 3

Exela partners with customers to improve user experience and quality through operational efficiency. Exela serves over 3,700 customers across more than 50 countries, through a secure, cloud-enabled global delivery model. We are 22,000 employees strong across the Americas, Europe and Asia. Our customer list includes 60% of the Fortune® 100, along with many of the world’s largest retail chains, banks, law firms, healthcare insurance payers and providers and telecom companies. Find out more at www.exelatech.com Follow Exela on Twitter: https://twitter.com/exelatech Follow Exela on LinkedIn: https://www.linkedin.com/company/11174620/ About Non-GAAP Financial Measures: This press release includes EBITDA, Adjusted EBITDA, Further Adjusted EBITDA, and Free Cash Flow Margin, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use EBITDA, Adjusted EBITDA, Further Adjusted EBITDA, and Free Cash Flow Margin to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the Business Combination and other such capital markets based activities. Adjusted EBITDA and Further Adjusted EBITDA also seek to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team. Backlog is a measure of the estimated total dollar value of services expected to be delivered by Exela to its customers under existing contractual terms. Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Estimates of future financial results are inherently unreliable. Our methodology for determining backlog may not be comparable to the methodologies used by others. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules to this release. Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or 4 expressions. These forward-looking statements include statements regarding our industry, future events, the estimated or anticipated future results and benefits of the business combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc., (“SourceHOV”) and Novitex Holdings, Inc. (“Novitex”), which formed Exela Technologies, Inc. (“Exela”), and closed on July 12, 2017 (including the related transactions, the “Business Combination”), future opportunities for the combined company, and other statements that are not historical facts such as our estimated backlog. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Exela’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Exela operates and general financial, economic, regulatory and political conditions affecting the industries in which Exela operates; changes in taxes, governmental laws and regulations; competitive product and pricing activity; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay or difficulty in integrating the businesses of SourceHOV and Novitex or the inability to realize the expected amount and timing of cost savings and operating synergies of the Business Combination; and those factors discussed under the heading “Risk Factors” in Exela’s Annual Report on Form-10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2018. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release. 5

Exela Technologies
Condensed Consolidated Balance Sheets
as of June 30, 2018 and December 31, 2017

(in thousands of United States dollars unless otherwise noted)

		June 30, 2018 (Unaudited)		December 31, 2017
Assets				
Current assets				
Cash and cash equivalents	$	55,783	$	39,000
Restricted cash		31,088		42,489
Accounts receivable, net of allowance for doubtful accounts of $4,488 and $3,725, respectively		262,260		229,704
Inventories, net		15,088		11,922
Prepaid expenses and other current assets		24,108		24,596
Total current assets		**388,327**		**347,711**
Property, plant and equipment, net		135,585		132,908
Goodwill		748,708		747,325
Intangible assets, net		419,725		464,984
Deferred income tax assets		15,280		9,019
Other noncurrent assets		21,276		12,891
Total assets	$	**1,728,901**	$	**1,714,838**
Liabilities and Stockholders' Deficit				
Liabilities				
Current liabilities				
Accounts payable	$	86,304	$	81,263
Related party payables		11,987		14,445
Income tax payable		5,385		3,612
Accrued liabilities		40,737		49,383
Accrued compensation and benefits		50,905		46,925
Accrued interest		48,885		55,102
Customer deposits		36,997		31,656
Deferred revenue		20,654		12,709
Obligation for claim payment		94,233		42,489
Current portion of capital lease obligations		16,568		15,611
Current portion of long-term debt		16,299		20,565
Total current liabilities		**428,954**		**373,760**
Long-term debt, net of current maturities		1,281,697		1,276,094
Capital lease obligations, net of current maturities		25,193		25,958
Pension liability		30,471		25,496
Deferred income tax liabilities		5,016		5,362
Long-term income tax liability		3,470		3,470
Other long-term liabilities		16,208		14,704
Total liabilities	$	**1,791,009**	$	**1,724,844**
Commitments and Contingencies (Note 9)				
Stockholders' deficit				
Common stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 152,565,218 shares issued and 151,747,225 outstanding at June 30, 2018 and 150,578,451 shares issued and 150,529,151 outstanding at December 31, 2017	$	15	$	15
Preferred stock, par value of $0.0001 per share; 20,000,000 shares authorized; 4,569,233 shares issued and outstanding at June 30, 2018 and 6,194,233 shares issued and outstanding at December 31, 2017		1		1
Additional paid in capital		482,018		482,018
Less:common stock held in treasury, at cost; 817,993 shares at June 30, 2018 and 49,300 shares at December 31, 2017		(3,728)		(249)
Equity based compensation		36,980		34,085
Accumulated deficit		(565,222)		(514,628)
Accumulated other comprehensive loss:				
Foreign currency translation adjustment		(1,341)		(194)
Unrealized pension actuarial losses, net of tax		(10,831)		(11,054)
Total accumulated other comprehensive loss		(12,172)		(11,248)
Total stockholders' deficit		**(62,108)**		**(10,006)**
Total liabilities and stockholders' deficit	$	**1,728,901**	$	**1,714,838**

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Exela Technologies Condensed Consolidated Statements of Operations for the Three and Six Months ended June 30, 2018 and 2017 (Loss) (Unaudited) (in thousands of United States dollars except share and per share amounts unless otherwise noted) ThreeMonthsendedJune30, SixMonthsendedJune30, 2018 2017 2018 2017 Cost of revenue (exclusive of depreciation and amortization) 313,954 140,418 607,746 284,126 Depreciation and amortization 36,368 21,406 74,386 42,727 Operating income 11,935 10,104 26,591 25,370 Interest expense, net 38,527 27,869 76,544 54,088 Other income, net (704) - (4,032) - Income tax expense (1,619) (2,074) (5,644) (4,078) Cumulative dividends for Series A Preferred Stock (914) - (1,828) - Net loss per share - basic and diluted (0.17) (0.28) (0.34) (0.50) 7 Net loss attributable to common stockholders$(26,096)$(19,512)$(51,004) $(35,193) Net loss(25,182)(19,512)(49,176)(35,193) Net loss before income taxes(23,563)(17,438)(43,532)(31,115) Sundry expense (income), net(2,325)(327)(2,389)2,397 Other expense (income), net: Related party expense1,4022,4562,5084,841 Selling, general and administrative expenses46,72334,99892,31870,578 $803,549$427,642 Revenue$410,382$209,382

Exela Technologies Condensed Consolidated Statements of Cash Flows for the Six Months ended June 30, 2018 and 2017 (Unaudited) (in thousands of United States dollars unless otherwise noted) Six Months ended June 30, 2018 2017 Net loss $ (49,176) $ (35,193) Depreciation and amortization 74,386 42,727 Provision for doubtful accounts 1,857 192 Share-based compensation expense 2,895 2,217 Loss on sale of assets 1,340 26 Change in operating assets and liabilities, net of effect from acquisitions Prepaid expenses and other assets (1,603) (1,794) Related party payables (2,458) (8,025) Purchases of property, plant and equipment (10,244) (3,409) Costs to obtain and fulfill a contract (3,695) (6,038) Proceeds on sale of assets 1,014 4,392 Change in bank overdraft - (210) Proceeds from financing obligations 2,152 3,008 Cash paid for equity issue costs (7,500) - Repayments from revolver and swing line loan (30,000) (72,500) Net cash used in financing activities (23,274) (4,709) Net increase in cash and cash equivalents 5,382 19,005 Beginning of period 81,489 34,253 Income tax payments, net of refunds received $ 3,864 $ 2,032 Noncash investing and financing activities: Leasehold improvements funded by lessor 1,540 - 8 Accrued capital expenditures 1,144 1,026 Assets acquired through capital lease arrangements 7,787 187 Interest paid 76,353 32,566 Supplemental cash flow data: End of period $ 86,871 $ 53,258 Cash, restricted cash, and cash equivalents Effect of exchange rates on cash (410) 240 Principal payments on long-term obligations (14,447) (28,153) Borrowings from revolver and swing-line loan 30,000 72,600 Contribution from shareholders - 20,546 Common share repurchases (3,479) Cash flows from financing activities Net cash used in investing activities (19,185) (9,786) Cash paid in acquisition net of cash - Asterion (4,145) - Additions to internally developed software (2,115) (4,731) Cash flows from investing activities Net cash provided by operating activities 48,251 33,260 Accounts payable and accrued liabilities 40,677 24,543 Accounts receivable (19,813) (49) Fair value adjustment for interest rate swap (4,675) - Foreign currency remeasurement (1,156) 972 Deferred income tax benefit 705 617 Debt discount and debt issuance cost amortization 5,272 7,027 Adjustments to reconcile net loss Cash flows from operating activities exela TECHNOLOGIES

Exela Technologies

Schedule 1: Pro Forma Second Quarter 2017 vs. Second Quarter 2018 Financial Performance

($ in millions)	Q2 2018	Pro forma Q2 2017	% Change
Revenue			
Information and Transaction Processing Solutions	$330.1	$270.3	22.1%
Healthcare Solutions	56.3	58.1	-3.0%
Legal and Loss Prevention Services	23.9	21.6	10.9%
Total Revenue	**410.4**	**350.0**	**17.3%**
Cost of revenue (exclusive of depreciation and amortization)	314.0	257.0	22.1%
Selling, general and administrative expenses (Including related party)	48.1	51.8	-7.1%
Depreciation and amortization	36.4	31.1	16.8%
Operating income (loss)	11.9	10.0	
Interest expense, net	38.5	40.0	
Sundry expense (income) & Other income, net	(3.0)	(0.3)	
Net loss before income taxes	(23.6)	(29.7)	
Income tax expense / (benefit)	1.6	(1.9)	
Net loss	(25.2)	(27.9)	
Depreciation and amortization	36.4	31.1	
Interest expense, net	38.5	40.0	
Income tax expense / (benefit)	1.6	(1.9)	
EBITDA	**51.3**	**41.5**	
Transaction related costs	0.8	7.3	
Optimization and restructuring expenses	13.0	10.2	
Non-cash charges / (gains)	4.9	5.4	
Adjusted EBITDA	**$70.1**	**$64.3**	**9.0%**
Adjusted EBITDA Margin	17.1%	18.4%	

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Exela Technologies
Schedule 2: Pro Forma YTD 2017 vs. YTD 2018 Financial Performance

($ in millions)	YTD 2018	Pro forma YTD 2017	% Change
Revenue			
Information and Transaction Processing Solutions	$642.1	$549.7	16.8%
Healthcare Solutions	114.9	117.1	-1.9%
Legal and Loss Prevention Services	46.5	45.0	3.5%
Total Revenue	**803.5**	**711.8**	**12.9%**
Cost of revenue (exclusive of depreciation and amortization)	607.7	518.9	17.1%
Selling, general and administrative expenses (Including related party)	94.8	106.1	-10.6%
Depreciation and amortization	74.4	62.2	19.7%
Operating income (loss)	26.6	24.7	
Interest expense, net	76.5	78.4	
Sundry expense (income) & Other income, net	(6.4)	2.4	
Net loss before income taxes	(43.5)	(56.1)	
Income tax expense / (benefit)	5.6	(2.9)	
Net loss	(49.2)	(53.2)	
Depreciation and amortization	74.4	62.2	
Interest expense, net	76.5	78.4	
Income tax expense / (benefit)	5.6	(2.9)	
EBITDA	**107.4**	**84.4**	
Transaction related costs	1.9	17.3	
Optimization and restructuring expenses	27.5	16.0	
Non-cash charges / (gains)	2.9	9.3	
Adjusted EBITDA	**$139.7**	**$127.0**	**10.0%**
Adjusted EBITDA Margin	17.4%	17.8%	

Exela Technologies
Schedule 3: Adjusted EBITDA Reconciliation – Pro Forma Second Quarter 2017

($ in millions)	Q2 2017(1)		
	As Reported	Novitex	Pro Forma
Net loss	**($19.5)**	**($8.4)**	**($27.9)**
Taxes	2.1	(3.9)	(1.9)
Interest expense	27.9	12.2	40.0
Depreciation and amortization	21.4	9.7	31.1
EBITDA	**$31.8**	**$9.6**	**$41.5**
Optimization and restructuring expenses	7.5	2.7	10.2
Transaction related costs	4.2	3.1	7.3
Non-cash charges	2.0	-	2.0
New contract setup	-	0.9	0.9
Oversight and management Fees	2.1	0.4	2.5
Adjusted EBITDA	**$47.6**	**$16.7**	**$64.3**

(1) Net loss for the period is presented on the basis of the previous debt structure of the respective standalone companies that became Exela as a result of the Business Combination. As of July 12th, 2017 those debt structures were replaced with new debt consisting of $350 million Term Loan and $1.0 Billion Senior Secured Notes.

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exela TECHNOLOGIES

Exela Technologies
Schedule 4: Adjusted EBITDA Reconciliation – First Quarter 2018 vs. Second Quarter 2018

	As Reported	
($ in millions)	Q2 2018	Q1 2018
Net loss	**($25.2)**	**($24.0)**
Taxes	1.6	4.0
Interest expense	38.5	38.0
Depreciation and amortization	36.4	38.0
EBITDA	**$51.3**	**$56.1**
Optimization and restructuring expenses	13.0	14.5
Transaction related costs	0.8	1.1
Non-cash charges	5.6	1.3
(Gain) / loss on derivative instruments	(0.7)	(3.3)
Adjusted EBITDA	**$70.1**	**$69.6**

Exela Technologies
Schedule 5: SG&A (Including Related Party) – Pro Forma Second Quarter 2017, First Quarter 2018 and Second Quarter 2018

	As Reported		Q2 2017		
($ in millions)	Q2 2018	Q1 2018	Pro Forma	As Reported	Novitex
Selling, general and administrative expenses	46.7	45.6	49.4	35.0	14.4
Related party expense	1.4	1.1	2.4	2.4	0.0
Total	$48.1	$46.7	$51.8	$37.4	$14.4

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exela TECHNOLOGIES

Exela Technologies
Schedule 6: Pro forma Revenue and Capital Expenditures Reconciliation TTM'18, FY2017 and FY2016

($ in millions)	As Reported[(1)]	Novitex	Pro Forma
Revenue - FY 2018 TTM Q2	$1,528.2	$19.8	$1,548.0
Revenue - FY 2017	$1,152.3	$304.0	$1,456.3
Revenue - FY 2016	$789.9	$543.2	$1,333.1
Capital expenditures - FY 2017	$33.3	$9.1	$42.4
Capital expenditures - FY 2016	$35.6	$15.9	$51.5

(1) Financial results for FY 2016 do not include contribution for the first nine months from the acquisition of TransCentra which closed on September 25, 2016.

Exela Technologies
Schedule 7: Q2 2017 Revenue and Expense Reconciliation

	Q2 2017[(1)]		
($ in millions)	As Reported	Novitex	Pro Forma
Revenue	**$209.4**	**$140.6**	**$350.0**
Cost of revenue (exclusive of depreciation and amortization)	140.4	116.6	257.0
Selling, general and administrative expenses (Including related party)	37.5	14.4	51.8
Depreciation and amortization	21.4	9.7	31.1
Operating income (loss)	10.1	(0.1)	10.0
Interest expense, net	27.9	12.2	40.0
Sundry expense (income) & other income, net	(0.3)	-	(0.3)
Net loss before income taxes	(17.4)	(12.3)	(29.7)
Income tax (benefit) expense	2.1	(3.9)	(1.9)
Net loss	($19.5)	($8.4)	($27.9)

(1) Net loss for the period is presented on the basis of the previous debt structure of the respective standalone companies that became Exela as a result of the Business Combination. As of July 12th, 2017 those debt structures were replaced with new debt consisting of $350 million Term Loan and $1.0 Billion Senior Secured Notes.

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